Exhibit 99.1
For Immediate Release
Contact: Bill Davis
Perficient, Inc.
314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS SECOND QUARTER 2008 RESULTS

~~ Company Delivers Inline Revenues and Earnings and Strong Cash Flows ~~

AUSTIN, Texas – August 7, 2008 – Perficient, Inc. (NASDAQ: PRFT) a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout North America, today reported financial results for the quarter ended June 30, 2008.

Financial Highlights
For the second quarter ended June 30, 2008:

▪	Revenues increased 12% to $59.1 million compared to $52.6 million during the second quarter of 2007;
▪	Services revenue, excluding reimbursable expenses, increased 17% to $53.6 million compared to $46.0 million during the second quarter of 2007;
▪	Earnings per share on a fully diluted basis was $0.13 during the second quarter of 2008 and 2007;
▪
Non-GAAP earnings per share  (see attached schedule which reconciles to GAAP earnings per share) on a fully diluted basis increased 5% to $0.20 compared to $0.19 per share during the second quarter of 2007;

▪	Net income remained flat at $4.0 million for the second quarter of 2008 and 2007;
▪
EBITDA (a non-GAAP measure; see attached schedule which reconciles to GAAP net income) increased 5% to $8.6 million compared to $8.2 million during the second quarter of 2007. EBITDA included GAAP non-cash stock compensation expense of approximately $2.2 million and $1.4 million in the second quarter of 2008 and 2007, respectively;

▪
Gross margin for services revenue excluding reimbursable expenses and stock compensation expense was 38.0% compared to 39.5% in the second quarter of 2007.  The decline in gross margins is primarily a result of higher non-reimbursable project related costs;

▪	Gross margin for software revenue was 17.6% compared to 10.4% in the second quarter of 2007; and
▪	The Company continued to generate strong operating cash flow and increased cash on hand by $5.4 million in the second quarter to a June 30, 2008 balance of $18.3 million.

"Perficient delivered a solid second quarter in a mixed economic environment.  Revenues and earnings were in line with guidance and we continued to generate strong cash flows, with annualized EBITDA excluding stock compensation running approximately $40 million," said Jack McDonald, Perficient's chairman and chief executive officer. "Our balance sheet strength is at record levels, with zero debt and $54 million in net current assets - that's nearly $2 per share and currently includes close to $20 million in cash. That, plus our new $50 million credit facility, with an accordion feature that would increase it to $75 million, puts us in a strong position to execute on M&A or repurchase shares when the time is right. We have a proven track record of success in tough economic environments and we'll continue to focus on customers, cash flow, building our balance sheet and executing on smart acquisition and buyback opportunities when they arise."

“Strong utilization drove a rebound in non-GAAP earnings per share during the second quarter,” said Jeffrey Davis, Perficient’s president and chief operating officer. “During the second half of the year, we’ll continue to operate efficiently, but will be making additional prudent investments in sales and marketing and the development of industry vertical practices to support our future growth.”

Other Second Quarter 2008 Highlights

During the second quarter, Perficient:

-- Accepted an invitation to join the prestigious IBM Data Governance Council;

-- Added new customer relationships and follow-on projects with leading companies including: Adessa, Baxter, Comcast, Hunstman Chemical, Iowa Dept. of Health Services, Policy Studies, Shell Oil, Shell Vacations, and many more;

-- Secured CMMI Level 5 certification at its Global Development Center in Hangzhou, China; and

-- Announced an expanded and enhanced credit facility which provides the Company access to up to $75 million in borrowing capacity.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

The company expects its third quarter 2008 services and software revenue, including reimbursed expenses, to be in the range of $56.3 million to $60.6 million, comprised of $55.1 million to $58.1 million of revenue from services including reimbursed expenses and $1.2 million to $2.5 million of revenue from sales of software. The guidance range of services revenue including reimbursed expenses would represent services revenue growth of 7.0% to 12.8% over the third quarter of 2007.

Conference Call Details
Perficient will host a conference call regarding second quarter 2008 financial results today at 9:00 a.m. EST.

WHAT: Perficient Second Quarter 2008 Results
WHEN: Thursday, August 7th, at 9:00 a.m. EST
CONFERENCE CALL NUMBERS: 888-679-8034 (U.S. and Canada) 617-213-4847 (International)
PARTICIPANT PASSCODE: 65087591
REPLAY TIMES: Thursday, August 7, 2008, at 11:00 a.m. EST, through Thursday, August 14, 2008
REPLAY NUMBER: 888-286-8010 (U.S. and Canada) 617-801-6888 (International)
REPLAY PASSCODE: 96953655

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and enterprise customers throughout North America. Perficient’s professionals serve clients from a network of 19 offices in North America and three offshore locations, in Eastern Europe, India and China. Perficient helps clients use Internet-based technologies to improve productivity and competitiveness, strengthen relationships with customers, suppliers and partners and reduce information technology costs. Perficient, traded on the Nasdaq Global Select Market(SM), is a member of the Russell 2000® index and the S&P SmallCap 600 index. Perficient is an award-winning "Premier Level" IBM business partner, a TeamTIBCO partner, a Microsoft National Systems Integrator and Gold Certified Partner, a Documentum Select Services Team Partner and an Oracle Certified Partner. For more information, please visit www.perficient.com.

###

Safe Harbor Statement

Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to second quarter of 2008 financial results and business outlook for 2008.  Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The “forward-looking” information is based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry.  You should be aware that those statements only reflect our predictions.  Actual events or results may differ substantially.  Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2007.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Revenue
Services	$53,632	$45,961	$105,732	$89,258
Software	2,098	3,696	3,782	7,887
Reimbursable expenses	3,370	2,938	6,909	5,499
Total revenue	59,100	52,595	116,423	102,644

Cost of revenue
Project personnel costs	31,910	27,071	64,907	52,971
Software costs	1,728	3,311	3,197	6,796
Reimbursable expenses	3,370	2,938	6,909	5,499
Other project related expenses	1,316	721	2,366	1,406
Stock compensation	637	369	1,343	734
Total cost of revenue	38,961	34,410	78,722	67,406
Gross margin	20,139	18,185	37,701	35,238

Selling, general and administrative	9,976	8,883	19,136	17,968
Stock compensation	1,591	1,054	3,191	2,269
	8,572	8,248	15,374	15,001

Depreciation	556	361	1,094	698
Amortization of intangibles	1,214	980	2,431	1,826
Income from operations	6,802	6,907	11,849	12,477

Interest income	91	63	205	112
Interest expense	(2)	(15)	(13)	(65)
Other income (expense)	(98)	3	(45)	9
Income before income taxes	6,793	6,958	11,996	12,533
Provision for income taxes	2,804	2,944	4,931	5,359
Net income	$3,989	$4,014	$7,065	$7,174

Basic net income per share	$0.13	$0.15	$0.24	$0.26

Diluted net income per share	$0.13	$0.13	$0.23	$0.24

Shares used in computing basic
net income per share	29,718	27,594	29,627	27,337
Shares used in computing diluted
net income per share	30,763	29,835	30,744	29,642

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	June 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash	$18,274	$8,070
Accounts receivable, net	49,251	50,855
Prepaid expenses	1,373	1,182
Other current assets	4,028	4,142
Total current assets	72,926	64,249
Net property and equipment	3,000	3,226
Net Goodwill	104,607	103,686
Net intangible assets	15,291	17,653
Other non-current assets	2,054	1,178
Total assets	$197,878	$189,992

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,817	$4,160
Other current liabilities	14,791	18,721
Total current liabilities	18,608	22,881
Deferred income taxes	1,088	1,549
Total liabilities	19,696	24,430

Stockholders' equity:
Common stock	30	29
Additional paid-in capital	194,557	188,998
Accumulated other comprehensive loss	(122)	(117)
Accumulated deficit	(16,283)	(23,348)
Total stockholders' equity	178,182	165,562
Total liabilities and stockholders' equity	$197,878	$189,992

About Non-GAAP Financial Measures

Perficient, Inc. (“Perficient”) provides non-GAAP measures for EBITDA, net income and net income per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. Perficient’s management excludes these non-operating charges when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of Perficient. Accordingly, management excludes stock-based compensation related to employee stock options, restricted stock awards, and retirement savings plan contributions, the amortization of purchased intangible assets, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand

Perficient’s financial performance in comparison to historical periods. In addition, it allows investors to evaluate Perficient’s performance using the same methodology and information as that used by Perficient’s management.

Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share. In addition, some items that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Stock-based Compensation and Retirement Savings Plan Contributions

Perficient incurs stock-based compensation expense under Statement of Financial Accounting Standards No. 123R (As Amended), Share Based Payment (“SFAS 123R”). Perficient excludes this item for the purposes of calculating non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that Perficient believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods (including prior periods following the adoption of SFAS 123R. The exclusion of stock-based compensation from the non-GAAP measures also allows a consistent comparison of Perficient’s relative historical financial performance, since the method for accounting for stock-based compensation changed at the beginning of fiscal year 2006 when Perficient adopted SFAS 123R. Similar to stock-based compensation under SFAS 123R, the expense incurred by Perficient to issue its shares as a retirement savings plan contribution is a non-cash expense.  Perficient has also excluded this item for the purposes of calculating non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share. Finally, Perficient believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors.

Amortization of Intangible Assets

Perficient has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Perficient has made. Management excludes these items, for the purposes of calculating non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share. Perficient believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except net income per share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
GAAP Net Income	$3,989	$4,014	$7,065	$7,174
Additions:
Provision for income taxes	2,804	2,944	4,931	5,359
Amortization of intangible assets	1,214	980	2,431	1,826
Stock-based compensation	2,228	1,423	4,534	3,003
Non-GAAP Adjusted Net Income Before Tax	10,235	9,361	18,961	17,362
Income tax for non-GAAP items (1)	(4,135)	(3,772)	(7,622)	(7,014)
Non-GAAP Net Income	$6,100	$5,589	$11,339	$10,348

GAAP Net Income Per Share (diluted)	$0.13	$0.13	$0.23	$0.24
Non-GAAP Net Income Per Share (diluted)	$0.20	$0.19	$0.37	$0.35
Shares used in computing net income per share (diluted)	30,763	29,835	30,744	29,642

(1) The estimated non-GAAP effective tax rate of 40.4% and 40.3% for the three months ended June 30, 2008 and 2007, respectively, and 40.2% and 40.4% for the six months ended June 30, 2008 and 2007, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except net income per share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
GAAP Net Income	$3,989	$4,014	$7,065	$7,174
Additions:
Provision for income taxes	2,804	2,944	4,931	5,359
Other	98	(3)	45	(9)
Interest expense, net of income	(89)	(48)	(192)	(47)
Amortization of intangible assets	1,214	980	2,431	1,826
Depreciation	556	361	1,094	698
EBITDA (1)	$8,572	$8,248	$15,374	$15,001

(1) EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.